UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Executive Vice President- Marketing

On July 8, 2014, Medidata Solutions, Inc. (the “Company”) and Steven Wilhite entered into a separation agreement relating to Mr. Wilhite’s separation from the Company as Executive Vice President of Marketing. Under the terms of the agreement, Mr. Wilhite will continue in his current position until July 11, 2014 (the “Transition Date”) and will then continue to provide advice and assistance as to transitional matters through December 31, 2014 (the “Termination Date”).

The separation agreement provides that Mr. Wilhite will receive his existing base salary through the Termination Date and one-half of his 2014 target bonus. Mr. Wilhite will remain eligible for continued vesting of previously awarded but unvested equity awards in accordance with the applicable plan documents through the Termination Date and will also continue to be eligible to participate in the Company’s medical, dental and vision insurance/benefit programs through the Termination Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement and General Release between Medidata Solutions, Inc. and Steven Wilhite, dated July 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: July 8, 2014

	By:	/S/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President—General Counsel and Secretary